EXHIBIT 99.2



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1996

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________




                 Commission File Number 1-1430




          A.  Full title of the plan:

                    REYNOLDS METALS COMPANY
                          SAVINGS PLAN
                      FOR HOURLY EMPLOYEES


          B.  Name of issuer of the securities held
              pursuant to the plan and the address of
              its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003


                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

Report of Independent Auditors...........................    F-1

Audited Financial Statements

 Statements of Net Assets Available for
   Plan Benefits, with Fund Information..................    F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information..............    F-4
 Notes to Financial Statements...........................    F-5


EXHIBITS

 Exhibit A   Consent of Independent Auditors



                           SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              REYNOLDS METALS COMPANY
                              SAVINGS PLAN FOR HOURLY EMPLOYEES



                              By: Henry S. Savedge, Jr.
                                  Henry S. Savedge, Jr., Chairman
                                  Plan Committee for Hourly Savings Plan


DATE:  June 24, 1997






      Report of Ernst & Young LLP, Independent Auditors

Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Reynolds Metals Company Savings Plan for Hourly Employees as of December 31, 1996 and 1995, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1996. These financial statements are the responsibility of the management of Reynolds Metals Company, the Plan's sponsor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Richmond, Virginia
June 19, 1997



                                        Reynolds Metals Company
                                  Savings Plan for Hourly Employees

              Statement of Net Assets Available for Plan Benefits, with Fund Information

                                        (Dollars in Thousands)

                                                        December 31, 1996
                           ------------------------------------------------------------------------------------------------
                                                         Fund Information
                           ---------------------------------------------------------------------------------------
                            Reynolds  Diversified   Balanced    Interest                       Small
                             Stock     Equities    Investment    Income    International   Capitalization  Loan
                             Fund        Fund         Fund        Fund     Equities Fund   Equities Fund   Fund     Total
                           ------------------------------------------------------------------------------------------------
Assets
Investment in Master Trust   $3,061     $16,274      $8,334     $134,757      $1,189          $4,644      $7,744   $176,003
Accrued income                   19           -           -            -           -               -           -         19
                           ------------------------------------------------------------------------------------------------
Total assets                  3,080      16,274       8,334      134,757       1,189           4,644       7,744    176,022
                           ------------------------------------------------------------------------------------------------

Liabilities
Accounts payable and other        1           -           -           12           -               -           -         13
                           ------------------------------------------------------------------------------------------------
Total liabilities                 1           -           -           12           -               -           -         13
                           ------------------------------------------------------------------------------------------------

Net assets available for
 plan benefits               $3,079     $16,274      $8,334     $134,745      $1,189          $4,644      $7,744   $176,009
                           ================================================================================================

See accompanying notes.




                                     Reynolds Metals Company
                               Savings Plan for Hourly Employees

         Statement of Net Assets Available for Plan Benefits, with Fund Information

                                       (Dollars in Thousands)
                                                                        December 31, 1995
                                         ----------------------------------------------------------------------
                                                                 Fund Information
                                         -----------------------------------------------------------
                                           Reynolds  Diversified   Balanced     Interest
                                            Stock     Equities    Investment     Income     Loan
                                            Fund        Fund         Fund         Fund      Fund      Total
                                         ----------------------------------------------------------------------
Assets
Investments:
 Common stock of Reynolds Metals Company    $2,463          -            -            -        -     $  2,463
 Master trust:
  Diversified Equities                           -      $7,317           -            -        -        7,317
  Balanced                                       -           -      $5,422            -        -        5,422
  Interest Income                                -           -           -     $121,449        -      121,449
 Cash equivalents                                3           -           -            -        -            3
 Loans to participants                           -           -           -            -   $4,870        4,870
                                         ----------------------------------------------------------------------
Total investments                            2,466       7,317       5,422      121,449    4,870      141,524

Contributions receivable                        10          28          19          426        -          483
Accrued income                                  15           -           -            -        -           15
                                         ----------------------------------------------------------------------
Total assets                                 2,491       7,345       5,441      121,875    4,870      142,022
                                         ----------------------------------------------------------------------

Liabilities
Accounts payable and other                       -           -           -            5        -            5
                                         ----------------------------------------------------------------------
Total liabilities                                -           -           -            5        -            5
                                         ----------------------------------------------------------------------
Interfund receivable (payable)                 (82)        477          92         (487)       -            -
                                         ----------------------------------------------------------------------
Net assets available for plan benefits      $2,409      $7,822      $5,533      $121,383  $4,870     $142,017
                                         ======================================================================


See accompanying notes.


                                                  Reynolds Metals Company
                                             Savings Plan for Hourly Employees

                   Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information

                                                    (Dollars in Thousands)

                                                              Year Ended December 31, 1996
                                 ------------------------------------------------------------------------------------------------
                                                               Fund Information
                                 ---------------------------------------------------------------------------------------
                                  Reynolds  Diversified   Balanced    Interest                       Small
                                   Stock     Equities    Investment    Income    International   Capitalization  Loan
                                   Fund        Fund         Fund        Fund     Equities Fund   Equities Fund   Fund     Total
                                 ------------------------------------------------------------------------------------------------
Additions to net assets:
 Net investment gain
  (loss) from Master
  Trust (Note 3):                  $   88     $2,285       $998       $7,752        $   61           $  366     $  494   $12,044

Contributions:
 Employer                             240        953        467       10,050            76              210          -    11,996
 Employee                             506      2,055      1,128       14,978           160              414          -    19,241
                                 ------------------------------------------------------------------------------------------------
                                      746      3,008      1,595       25,028           236              624          -    31,237
                                 ------------------------------------------------------------------------------------------------

Total Additions                       834      5,293      2,593       32,780           297              990        494    43,281

Deductions from net assets:
 Withdrawals by participants           60        301        177        6,071            17               29        151    6,806
 Assets transferred to other plans     74        144        115        2,085            18               13          8    2,457
 Administrative expenses                -          -          -           26             -                -          -       26
                                 ------------------------------------------------------------------------------------------------
Total Deductions                      134        445        292        8,182            35               42        159    9,289

Interfund transfers                   (30)     3,604        500      (11,236)          927            3,696      2,539        -
                                 ------------------------------------------------------------------------------------------------


Net increase                          670      8,452      2,801       13,362         1,189            4,644      2,874   33,992

Net assets available for
 plan benefits:
 Beginning of year                  2,409      7,822      5,533      121,383             -                -      4,870  142,017
                                 ------------------------------------------------------------------------------------------------
 End of year                       $3,079    $16,274     $8,334     $134,745        $1,189           $4,644     $7,744 $176,009
                                 ================================================================================================


See accompanying notes.


                     Reynolds Metals Company
                Savings Plan for Hourly Employees

                  Notes to Financial Statements

                         December 31, 1996

                      (Dollars in Thousands)



1. Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Reynolds Metals Company
Savings Plan for Hourly Employees ("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Common Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Guaranteed Investment contracts with insurance companies are reported at "contract value," which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.

2. Summary of Significant Plan Provisions

Reynolds Metals Company (the "Company") established the Plan effective January 1, 1986, covering hourly employees of the Company and certain of its subsidiaries (each an "Employer") who are in a bargaining unit covered by a labor agreement that incorporates the Plan by reference. The Plan is a defined contribution plan under the Employee Retirement Income
Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. A complete description of the Plan is contained in the Summary Plan Description and in the Plan document, copies of which are available from the Company.

Hourly employees who are in a bargaining unit covered by a collective bargaining agreement that incorporates the Plan will become eligible to participate in the Plan on the later of (a) 30 days after beginning their employment with an Employer or (b) the date on which the collective bargaining agreement under which they are covered first incorporates the Plan by reference. Plan participation is voluntary.


                 Reynolds Metals Company
            Savings Plan for Hourly Employees

        Notes to Financial Statements (continued)



2. Summary of Significant Plan Provisions (continued)

Each collective bargaining agreement that incorporates the Plan by reference provides that participants may elect to make payroll contributions to the Plan in specified amounts ranging from 1% to 12% of compensation in 1% increments.
Each such collective bargaining agreement may also provide for the following types of contributions:

 (a) Company Matching Contributions: At certain bargaining units, the applicable Employer will, subject to certain limitations, contribute to the Plan on behalf of each eligible participant, a fixed percentage of a portion of the payroll contributions by the participant.

 (b) Negotiated Deferral Contributions: At certain bargaining units, the applicable Employer will make a contribution to a participant's account based on the number of hours worked by each active employee participating in the Plan.

 (c) Additional Voluntary Contributions:
     Eligible employees who receive a profit sharing award, gainsharing payment or other designated type of lump sum payment may contribute between 10%
     and 50% of the award and/or payment (in 10% increments) to the Plan. Such contributions are not matched by the Company or any other Employer.

Participants may elect to make their contributions on a before or after tax basis or a combination thereof.
Employer contributions (matching and negotiated deferral) are made on a "pretax" basis. Highly compensated participants may be required to reduce the amount of "pretax" contributions made to or held by the Plan on their behalf to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

Participants are fully vested in their account balances.
Withdrawals and distributions are handled in accordance with the Plan provisions and are subject to certain regulatory restrictions. The trustee holds all of the Plan's investment assets and executes transactions therein.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and subject to the terms of any applicable collective bargaining agreement.



                 Reynolds Metals Company
            Savings Plan for Hourly Employees

        Notes to Financial Statements (continued)

2. Summary of Significant Plan Provisions (continued)

The Company is the Plan administrator and bears the related costs, except for investment-related and trustee fees, which are paid by the Plan.

3. Commingled Master Trust Investments

All of the investments of the Plan as of December 31, 1996 were held in a Master Trust under a Master Trust Agreement between Reynolds Metals Company and The Northern Trust
Company, as trustee, and are commingled with the assets of three other savings plans of the Company and one of its subsidiaries.

All of the assets invested in the Interest Income Fund, Diversified Equities Fund and Balanced Investment Fund as of December 31, 1995 were held in a Master Trust established under a Master Trust Agreement between Reynolds Metals Company and The Chase Manhattan Bank, N.A., as trustee, and were commingled with the assets of three other savings plans of the Company and certain of its subsidiaries.

Substantially all the assets held in the Diversified Equities Fund and the Balanced Investment Fund are invested in the Vanguard Institutional Index Fund, and the Vanguard STAR Fund, respectively, no-load mutual funds held and managed by The Vanguard Group of Investment Companies. Substantially all of the assets held in the International Equities Fund and the Small Capitalization Equities Fund are invested in the T. Rowe Price Foreign Equity Fund and the T. Rowe Price Small-Cap Value Fund, respectively, no-load mutual funds held and managed by T. Rowe Price Associates, Inc.


                 Reynolds Metals Company
            Savings Plan for Hourly Employees

        Notes to Financial Statements (continued)

3. Commingled Master Trust Investments (continued)

The assets of the Interest Income Fund generally are invested in guaranteed investment contracts ("GICs") at fixed rates of return and structured investment contracts ("SICs") with various insurance companies and banks.
SICs represent high grade investments held in the name
of the Master Trust in conjunction with a corresponding contract with the issuer of the SIC to provide a fixed or variable rate of return (based on investment experience and reset quarterly) on the cost of the investment. GICs and SICs generally provide for the full
repayment of principal and interest.   Upon the occurrence
of certain events (including layoffs by the Company or its applicable affiliates), however, market value of the GIC or SIC, if lower than its book value, may be repaid (a "Market Value Adjustment"). Currently, in the opinion of the Company, the likelihood of a material loss to the Plan as a result of such a Market Value Adjustment is remote. The annual rate of return on these contracts during 1996 and 1995 was 6.3% and 7.0%, respectively. The current yield on these contracts at December 31, 1996 was 6.4% (6.4% at December 31, 1995). Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The fair value of the Plan's GICs approximates contract value.

During 1996 certain assets of the Plan were transferred into other plans of the Company as a result of employee transfers. There was no effect on any participant's accounts as a result of the transfer.




                 Reynolds Metals Company
            Savings Plan for Hourly Employees

        Notes to Financial Statements (continued)

3. Commingled Master Trust Investments (continued)

Summarized financial fund information of the commingled accounts within the Master Trust is presented below:

                                            Reynolds Metals Company
                                       Savings Plan for Hourly Employees

                                   Notes to Financial Statements (continued)
                                  Reynolds  Diversified   Balanced    Interest                       Small
                                   Stock     Equities    Investment    Income    International   Capitalization  Loan
                                   Fund        Fund         Fund        Fund     Equities Fund   Equities Fund   Fund     Total
                                 ------------------------------------------------------------------------------------------------
MASTER TRUST
NET ASSETS-1996
Assets
 Accrued Income                   $   997          -            -          -              -              -          -   $    997
 Cash and cash equivalents          2,213    $    48      $     3    $17,070        $     4        $     3          -     19,341
 Contributions receivable             259        209          183        143             56            166          -      1,016
 Investments:
  Common stock                    160,346          -            -          -              -              -          -    160,346
  Investment contracts                  -          -            -    220,145              -              -          -    220,145
  Mutual funds                          -     88,863       36,576          -          8,640         19,993          -    154,072
  Loans to participants                 -          -            -          -              -              -    $19,326     19,326
                                 ------------------------------------------------------------------------------------------------
Total assets                      163,815     89,120       36,762    237,358          8,700         20,162     19,326    575,243

Liabilities
 Accounts payable                       1          -            -         12              -              -          -         13

                                 ------------------------------------------------------------------------------------------------
Master Trust net assets          $163,814    $89,120      $36,762   $237,346         $8,700        $20,162    $19,326   $575,230
                                 ================================================================================================

Portion of Master Trust
 allocable to the Plan             $3,079    $16,274       $8,334   $134,745         $1,189        $ 4,644     $7,744   $176,009
Percent                                2%        18%          23%        57%            14%            23%        40%        31%

MASTER TRUST
NET ASSETS-1995
Assets
 Cash and cash equivalents              -          -            -   $ 23,907              -              -          -   $ 23,907
 Contributions receivable               -    $   510       $  112        448              -              -          -      1,070
 Investments:
  Investment contracts                  -          -            -    101,160              -              -          -    101,160
  Mutual funds                          -      7,572        5,547          -              -              -          -     13,119
                                 ------------------------------------------------------------------------------------------------
Total assets                            -      8,082        5,659    125,515              -              -          -    139,256

Liabilities
 Accounts payable                       -          -            -        480              -              -          -        480
                                 ------------------------------------------------------------------------------------------------
Master Trust net assets                 -     $8,082       $5,659   $125,035              -              -          -   $138,776
                                 ================================================================================================
Portion of Master Trust
 allocable to the Plan                  -     $7,822       $5,533   $121,383              -              -          -   $134,728

Percent                                 -        97%          98%        97%              -              -          -        97%



                                            Reynolds Metals Company
                                       Savings Plan for Hourly Employees

                                   Notes to Financial Statements (continued)


3. Commingled Master Trust Investments (continued)

                                  Reynolds  Diversified   Balanced    Interest                       Small
                                   Stock     Equities    Investment    Income    International   Capitalization  Loan
                                   Fund        Fund         Fund        Fund     Equities Fund   Equities Fund   Fund     Total
                                 ------------------------------------------------------------------------------------------------


CHANGES IN MASTER TRUST
ASSETS - 1996
 Additions:
  Contributions from plans        $ 12,532   $ 9,542      $ 5,183    $31,537      $ 1,255          $2,654            -  $ 62,703
  Net realized and unrealized
   appreciation (depreciation)
   of investments                      893    13,648        3,493          -          593           1,973            -    20,600
  Interest and dividends             4,022     1,636        1,203     13,662          172             754      $ 1,451    22,900
  Assets transferred into
   Master Trust                    160,852    52,275       20,342     95,414        2,771           6,689       15,543   353,886
                                 ------------------------------------------------------------------------------------------------
                                   178,299    77,101       30,221    140,613        4,791          12,070       16,994   460,089
 Deductions:
  Distributions to plans             6,753     2,885        1,246     11,722          165             301          514    23,586
  Administrative expenses                -         -            -         49            -               -            -        49
                                 ------------------------------------------------------------------------------------------------
                                     6,753     2,885        1,246     11,771          165             301          514    23,635
  Interfund transfers-net           (7,732)    6,822        2,128    (16,531)       4,074           8,393        2,846         -
                                 ------------------------------------------------------------------------------------------------
Net additions                      163,814    81,038       31,103    112,311        8,700          20,162       19,326   436,454

Master Trust net assets at
 beginning of period                     -     8,082        5,659    125,035            -               -            -   138,776
                                 ------------------------------------------------------------------------------------------------
Master Trust net assets at
 end of period                    $163,814   $89,120      $36,762   $237,346       $8,700         $20,162      $19,326  $575,230
                                 ================================================================================================


                   Reynolds Metals Company
              Savings Plan for Hourly Employees


           Notes to Financial Statements (continued)

4. Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                     December 31
                                                   1996       1995
                                                 --------------------
Net assets available for benefits per the
 financial statements                             $176,009  $142,017
Amounts allocated to withdrawn participants            172       930
                                                 --------------------
Net assets available for benefits per
 the Form 5500                                    $175,837  $141,087
                                                 ====================

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                   December 31
                                                       1996
                                                  ---------------
Benefits paid to participants per the
 financial statements                                 $6,806
Add:  Amounts allocated on Form 5500 to
 withdrawn participants in the current year              172
Less:  Amounts allocated on form 5500 to
 withdrawn participants in the prior year               (930)
                                                  ---------------
Benefits paid to participants per the Form 5500       $6,048
                                                  ===============

5. Income Tax Status

The Internal Revenue Service has determined that the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "Code"). As long as the Plan continues to be qualified, under Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account.
Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation of investments.



                       INDEX TO EXHIBITS



Exhibit A   Consent of Independent Auditors


                                                        EXHIBIT A

                CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly Employees and in the related Prospectus of our report dated June 19, 1997, with respect to the financial statements of the Reynolds Metals Company Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                             Ernst & Young LLP



Richmond, Virginia
June 19, 1997